EXHIBIT 99.1

Wyndham Worldwide Reports Fourth Quarter and Full Year 2014 Earnings

Fourth Quarter Adjusted Diluted EPS Growth of 23%

Annual Free Cash Flow Target Increased to $800 Million

Increases Dividend 20%

PARSIPPANY, N.J. (February 10, 2015) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months and year ended December 31, 2014.

Highlights:

•	Fourth quarter adjusted diluted earnings per share (EPS) was $0.90, an increase of 23% from adjusted diluted EPS of $0.73 in the fourth quarter of 2013. Reported diluted EPS was $0.65 in the fourth quarter of 2014, unchanged from the same period in 2013.

•	Full year adjusted diluted EPS was $4.53, an increase of 18% from adjusted diluted EPS of $3.83 for the prior year period. Reported diluted EPS was $4.18 compared with $3.21 for the prior year period.

•	During the quarter, the Company repurchased 2.1 million shares of its common stock for $171 million. For the full year, the Company spent $652 million to repurchase 8.6 million shares of its common stock.

•	The Company’s Board of Directors authorized an increase in the quarterly cash dividend to $0.42 from $0.35 per share, beginning with the dividend that is expected to be declared in the first quarter of 2015.

•	The Company increased its annual free cash flow target to $800 million from $750 million beginning in 2015.

“A strong fourth quarter led to 18% growth in full-year adjusted EPS, capping another year of double-digit earnings growth,” said Stephen P. Holmes, chairman and CEO. “All three of our businesses performed well and we’re enthusiastic about the opportunities and initiatives that will drive growth going forward. As an indication of confidence in our prospects, the Board of Directors approved a 20% increase in our quarterly dividend.”

FOURTH QUARTER 2014 OPERATING RESULTS

Fourth quarter revenues were $1.2 billion, an increase of 3% from the prior year period, or 4% in constant currency. The increase reflects growth in all of the Company’s business segments.

Adjusted net income was $112 million, or $0.90 per diluted share, compared with $96 million, or $0.73 per diluted share for the same period in 2013. The increases reflect stronger operating results in the Company’s lodging and vacation exchange and rentals businesses and lower net interest expense. EPS also benefited from the Company’s share repurchase program, which decreased weighted average diluted share count by 5% year-over-year.

Reported net income for the fourth quarter of 2014 was $81 million, or $0.65 per diluted share, compared with $86 million, or $0.65 per diluted share, for the fourth quarter of 2013. Reported net income in both periods reflects several items excluded from adjusted net income. The net result of these items unfavorably impacted fourth quarter 2014 net income by $31 million and unfavorably impacted fourth quarter 2013 net income by $10 million. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

FULL YEAR 2014 OPERATING RESULTS

Revenues for full year 2014 were $5.3 billion, an increase of 5% over the prior year period. Adjusted net income for the full year 2014 was $573 million, or $4.53 per diluted share, compared with $515 million, or $3.83 per diluted share, for the prior year. The increases reflect stronger operating results across all of the Company’s businesses. EPS also benefited from the Company’s share repurchase program, which decreased weighted average diluted share count by 6% compared with 2013.

Reported net income for full year 2014 was $529 million, or $4.18 per diluted share, compared with reported net income of $432 million, or $3.21 per diluted share, for the prior year period. Reported net income reflects several items excluded from adjusted net income. The net result of these items unfavorably impacted full year 2014 net income by $44 million and unfavorably impacted full year 2013 net income by $83 million. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

FULL YEAR 2014 CASH FLOW

Free cash flow was $749 million for the year ended December 31, 2014, compared with $770 million for the same period in 2013. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. For the year ended December 31, 2014, net cash provided by operating activities was $984 million, compared with $1,008 million in the prior year period.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $267 million in the fourth quarter of 2014, a 9% increase over the fourth quarter of 2013.

Domestic RevPAR increased 8.6%, partially offset by a 7.8% decline in international RevPAR, resulting in a 3.0% increase in total system-wide RevPAR compared with the fourth quarter of 2013. In constant currency, total system-wide RevPAR increased 5.0%.

Adjusted EBITDA for the fourth quarter of 2014 was $79 million, a 23% increase compared with the fourth quarter of 2013. The increase primarily reflects higher RevPAR and the favorable timing of loyalty and marketing expenses compared with the same period last year.

As of December 31, 2014, the Company’s hotel system consisted of approximately 7,650 properties and approximately 661,000 rooms, a 2.4% room increase compared with the fourth quarter of 2013. The development pipeline included approximately 960 hotels and 117,000 rooms, of which 57% were international and 64% were new construction.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $311 million in the fourth quarter of 2014, a 2% increase over the fourth quarter of 2013. In constant currency, revenues were up 6%.

Exchange revenues were $150 million, flat compared with the fourth quarter of 2013. In constant currency, exchange revenues increased 2%, as the average number of members increased 2.2% and exchange revenue per member was flat.

Vacation rental revenues were $144 million, a 4% increase over the fourth quarter of 2013. In constant currency, vacation rental revenues were up 11%, reflecting a 7.3% increase in transaction volume and a 3.3% increase in the average net price per vacation rental.

Adjusted EBITDA for the fourth quarter of 2014 was $39 million, an 8% increase compared with the fourth quarter of 2013. On a currency-neutral basis, adjusted EBITDA increased 14% compared with the prior year period due to the revenue increases and cost controls.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $668 million in the fourth quarter of 2014, a 2% increase over the fourth quarter of 2013, primarily reflecting higher resort management fees.

Gross VOI sales were $470 million in the fourth quarter of 2014, a decrease of 4% compared with the fourth quarter of 2013, reflecting a 1.4% decline in volume per guest and a 2.1% decline in tour flow.

Net VOI sales were flat compared with the fourth quarter of 2013, reflecting a lower provision for loan loss resulting from improved portfolio performance.

EBITDA for the fourth quarter of 2014 was $172 million, flat compared with the fourth quarter of 2013.

Other Items

•	The Company repurchased 2.1 million shares of common stock for $171 million during the fourth quarter of 2014. For the full-year 2014, the Company purchased 8.6 million shares of common stock for $652 million. From January 1 through February 9, 2015, the Company repurchased an additional 0.8 million shares for $68 million. The Company’s remaining share repurchase authorization totals $948 million as of February 9, 2015.
•	Reported net interest expense in the fourth quarter of 2014 was $25 million, compared with $32 million in the fourth quarter of 2013, primarily reflecting the benefit of lower interest rates associated with fixed-for-floating interest rate swaps.

Balance Sheet Information as of December 31, 2014:

•	Cash and cash equivalents of $183 million, compared with $194 million at December 31, 2013
•	Vacation ownership contract receivables, net, of $2.7 billion, compared with $2.8 billion at December 31, 2013
•	Vacation ownership and other inventory of $1.2 billion, compared with $1.0 billion at December 31, 2013
•	Securitized vacation ownership debt of $2.2 billion, compared with $1.9 billion at December 31, 2013
•	Long-term debt of $2.9 billion, unchanged from December 31, 2013. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.3 billion as of December 31, 2014, unchanged from December 31, 2013

A schedule of debt is included in Table 5 of this press release.

Outlook

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

For the full year 2015, the Company provides the following guidance:

•	Revenues of approximately $5.450 - $5.550 billion from $5.400 - $5.500 billion.
•	Adjusted EBITDA of approximately $1.285 - $1.315 billion from $1.300 - $1.330 billion, reflecting the adverse impact of foreign exchange partially offset by stronger underlying performance. Based on January 31, 2015 rates, foreign exchange movements have had a $25 million adverse effect on 2015 EBITDA guidance since the Company’s initial 2015 guidance, which was issued on October 24, 2014. The Company’s 2015 guidance reflects a $34 million adverse impact from foreign exchange compared with 2014 full year results.
•	Adjusted EPS of approximately $4.75 - $4.90 based on a diluted share count of 123 million from $4.70 - $4.85 based on a diluted share count of 125 million.

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results, outlook and guidance on Tuesday, February 10, 2015 at 8:30 a.m. EST. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors. An archive of this webcast will be available on the website for approximately 90 days beginning at noon EST on February 10, 2015. The conference call may also be accessed by dialing 800-369-2125 and providing the passcode "WYNDHAM." Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EST on February 10, 2015, at 888-484-4840.

The Company will post guidance information on its website following the conference call.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items.  These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing core operating performance. Exclusion of items in our non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and adjusted EPS to the most directly comparable GAAP measures because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

About Wyndham Worldwide Corporation

One of the world’s largest hospitality companies, Wyndham Worldwide (NYSE: WYN) provides a wide range of hospitality services and products through its global portfolio of world-renowned brands.  The world’s largest hotel company based on the number of properties, Wyndham Hotel Group is home to many of the world’s best-known hotel brands, with over 7,600 franchised hotels and approximately 661,000 hotel rooms worldwide. Wyndham Exchange & Rentals is the worldwide leader in vacation exchange and the world’s largest professionally managed vacation rentals business, providing more than 5 million leisure-bound families annually with access to over 107,000 vacation properties in over 100 countries through its prominent exchange and vacation rental brands. The industry and timeshare ownership market leader, Wyndham Vacation Ownership develops, markets, and sells vacation ownership interests and provides consumer financing to owners through its network of over 200 vacation ownership resorts serving approximately 904,000 owners throughout the United States, Canada, Mexico, the Caribbean, and the South Pacific. Based in Parsippany, NJ, Wyndham Worldwide employs over 34,000 associates globally. For more information, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, dividends and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 14, 2014. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Table 1

(1 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company's segments which when considered with GAAP measures, gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to Net income attributable to Wyndham shareholders for the three months ended December 31, 2014 and 2013:

	Three Months Ended December 31,
	2014		2013
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$267	$77	$245	$47
Vacation Exchange and Rentals	311	2	305	36
Vacation Ownership	668	172	658	172
Total Reportable Segments	1,246	251	1,208	255
Corporate and Other (a)	(15)	(36)	(13)	(33)
Total Company	$1,231	$215	$1,195	$222

Reconciliation of EBITDA to Net income attributable to Wyndham shareholders

	Three Months Ended December 31,
	2014	2013
EBITDA	$215	$222
Depreciation and amortization	58	56
Interest expense	29	34
Interest income	(4)	(2)
Income before income taxes	132	134
Provision for income taxes	51	48
Net income attributable to Wyndham shareholders	$81	$86

(a)	Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the three months ended December 31, 2014 and 2013 (for a description of adjustments by segment, see Table 7):

	Three Months Ended December 31,
	2014		2013
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$267	$79	$245	$64
Vacation Exchange and Rentals	311	39	305	36
Vacation Ownership	668	172	658	172
Total Reportable Segments	1,246	290	1,208	272
Corporate and Other	(15)	(38)	(13)	(33)
Total Company	$1,231	$252	$1,195	$239

Table 1

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Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to Net income attributable to Wyndham shareholders for the twelve months ended December 31, 2014 and 2013:

	Twelve Months Ended December 31,
	2014		2013
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$1,101	$327	$1,027	$279
Vacation Exchange and Rentals	1,604	335	1,526	356
Vacation Ownership	2,638	660	2,515	619
Total Reportable Segments	5,343	1,322	5,068	1,254
Corporate and Other (a)	(62)	(141)	(59)	(122)
Total Company	$5,281	$1,181	$5,009	$1,132

Reconciliation of EBITDA to Net income attributable to Wyndham shareholders

	Twelve Months Ended December 31,
	2014	2013
EBITDA	$1,181	$1,132
Depreciation and amortization	233	216
Interest expense	113	131
Early extinguishment of debt	-	111
Interest income	(10)	(9)
Income before income taxes	845	683
Provision for income taxes	316	250
Net income	529	433
Net income attributable to noncontrolling interest	-	(1)
Net income attributable to Wyndham shareholders	$529	$432

(a)	Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the twelve months ended December 31, 2014 and 2013 (for a description of adjustments by segment, see Table 7):

	Twelve Months Ended December 31,
	2014		2013
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$1,101	$340	$1,027	$296
Vacation Exchange and Rentals	1,604	380	1,526	356
Vacation Ownership	2,638	660	2,515	621
Total Reportable Segments	5,343	1,380	5,068	1,273
Corporate and Other	(62)	(142)	(59)	(121)
Total Company	$5,281	$1,238	$5,009	$1,152

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net revenues
Service and membership fees	$508	$496	$2,431	$2,329
Vacation ownership interest sales	385	384	1,485	1,379
Franchise fees	151	139	632	599
Consumer financing	108	108	427	426
Other	79	68	306	276
Net revenues	1,231	1,195	5,281	5,009

Expenses
Operating	542	517	2,262	2,161
Cost of vacation ownership interests	42	48	171	155
Consumer financing interest	18	18	71	78
Marketing and reservation	188	180	802	751
General and administrative	189	193	755	720
Loss on sale and asset impairments	27	8	35	8
Restructuring	12	9	11	10
Depreciation and amortization	58	56	233	216
Total expenses	1,076	1,029	4,340	4,099

Operating income	155	166	941	910
Other income, net	(2)	-	(7)	(6)
Interest expense	29	34	113	131
Early extinguishment of debt	-	-	-	111
Interest income	(4)	(2)	(10)	(9)

Income before income taxes	132	134	845	683
Provision for income taxes	51	48	316	250
Net income	81	86	529	433
Net income attributable to noncontrolling interest	-	-	-	(1)
Net income attributable to Wyndham shareholders	$81	$86	$529	$432

Earnings per share
Basic	$0.66	$0.66	$4.22	$3.25
Diluted	0.65	0.65	4.18	3.21

Weighted average shares outstanding
Basic	122	129	125	133
Diluted	124	131	127	135

Note: For a description of adjustments to Net Income, see Table 8.

Table 3

(1 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging
Number of Rooms	2014	646,900	650,200	655,300	660,800	N/A
	2013	631,800	635,100	638,300	645,400	N/A
	2012	609,300	608,300	618,100	627,400	N/A
	2011	609,600	612,900	611,200	613,100	N/A

RevPAR	2014	$32.30	$40.11	$43.71	$34.06	$37.57
	2013	$31.05	$38.00	$41.78	$33.07	$36.00
	2012	$29.73	$37.23	$40.39	$31.86	$34.80
	2011	$27.71	$35.38	$39.49	$30.65	$33.34

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2014	3,727	3,748	3,777	3,808	3,765
	2013	3,668	3,686	3,711	3,728	3,698
	2012	3,684	3,670	3,672	3,670	3,674
	2011	3,766	3,755	3,744	3,734	3,750

Exchange Revenue Per Member	2014	$200.78	$179.17	$171.77	$157.24	$177.12
	2013	$210.96	$182.42	$169.95	$161.21	$181.02
	2012	$204.56	$177.07	$171.14	$165.86	$179.68
	2011	$205.64	$178.46	$172.38	$161.68	$179.59

Vacation Rental Transactions (in 000s) (a)	2014	429	376	455	293	1,552
	2013	423	355	433	273	1,483
	2012	418	325	390	259	1,392
	2011	398	328	370	250	1,347

Average Net Price Per Vacation Rental (a)	2014	$410.04	$577.13	$727.40	$492.25	$558.95
	2013	$392.64	$540.38	$677.81	$506.62	$532.11
	2012	$379.40	$524.40	$635.44	$484.69	$504.55
	2011	$377.71	$549.09	$701.81	$497.04	$530.78

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (b)	2014	$410,000	$496,000	$513,000	$470,000	$1,889,000
	2013	$384,000	$481,000	$536,000	$488,000	$1,889,000
	2012	$384,000	$460,000	$502,000	$435,000	$1,781,000
	2011	$319,000	$412,000	$455,000	$409,000	$1,595,000

Tours (in 000s) (c)	2014	170	208	225	191	794
	2013	163	206	225	195	789
	2012	148	186	207	183	724
	2011	137	177	197	173	685

Volume Per Guest (VPG) (c)	2014	$2,272	$2,280	$2,158	$2,336	$2,257
	2013	$2,211	$2,256	$2,278	$2,370	$2,281
	2012	$2,414	$2,361	$2,315	$2,225	$2,324
	2011	$2,192	$2,227	$2,197	$2,296	$2,229

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time beginning in the second quarter of 2012 (see Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales).
(c)	Includes the impact of WAAM Just-in-Time related tours beginning in the second quarter of 2012.

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging
Number of Properties	2014	7,500	7,540	7,590	7,650	N/A
	2013	7,380	7,410	7,440	7,490	N/A
	2012	7,150	7,170	7,260	7,340	N/A
	2011	7,190	7,220	7,190	7,210	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (*)	2014	$60,000	$70,000	$70,000	$60,000	$260,000
	2013	$84,000	$90,000	$102,000	$73,000	$349,000
	2012	$96,000	$100,000	$124,000	$89,000	$409,000
	2011	$79,000	$80,000	$96,000	$83,000	$339,000

Note: Full year amounts may not add across due to rounding.

(*)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

Table 3

(2 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned, (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided and (iii) properties managed under a joint venture.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated during the period in connection with customers booking their vacation rental stays through the Company. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees during the period divided by the number of vacation rental transactions during the period.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2011-2014.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation).

Currency-Neutral: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2014					2013
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$68	$88	$100	$83	$339	$64	$79	$91	$75	$309
Marketing, Reservation and Wyndham Rewards Revenues (a)	76	101	117	91	385	73	92	118	83	365
Hotel Management Reimbursable Revenues (b)	37	39	39	39	154	25	38	37	35	135
Intersegment Trademark Fees	9	11	11	10	41	8	10	11	10	39
Owned Hotel Revenues	24	20	18	20	81	26	20	18	19	84
Ancillary Revenues (c)	23	24	30	24	101	26	23	22	23	95
Total Lodging	237	283	315	267	1,101	222	262	297	245	1,027

Vacation Exchange and Rentals
Exchange Revenues	187	168	162	150	667	193	168	158	150	669
Rental Revenues	176	217	331	144	868	166	192	293	138	789
Ancillary Revenues (d)	16	17	19	17	69	15	16	19	17	68
Total Vacation Exchange and Rentals	379	402	512	311	1,604	374	376	470	305	1,526

Vacation Ownership
Vacation Ownership Interest Sales	303	382	415	385	1,485	263	347	384	384	1,379
Consumer Financing	105	106	108	108	427	105	106	107	108	426
Property Management Fees	143	145	150	142	581	146	141	143	137	567
WAAM Fee-for-Service Commissions	33	30	18	16	98	24	30	33	20	107
Ancillary Revenues (e)	9	10	13	17	47	11	6	10	9	36
Total Vacation Ownership	593	673	704	668	2,638	549	630	677	658	2,515
Total Reportable Segments	$1,209	$1,358	$1,531	$1,246	$5,343	$1,145	$1,268	$1,444	$1,208	$5,068

	2012					2011
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$62	$80	$88	$71	$301	$58	$75	$85	$66	$284
Marketing, Reservation and Wyndham Rewards Revenues (a)	68	99	98	80	345	54	75	94	76	299
Hotel Management Reimbursable Revenues (b)	21	22	25	23	91	19	19	21	20	79
Intersegment Trademark Fees (f)	8	9	9	8	34	1	2	3	4	10
Owned Hotel Revenues	8	8	7	18	41	-	-	-	5	5
Ancillary Revenues (c)	18	15	22	23	78	17	19	19	17	72
Total Lodging	185	233	249	223	890	149	190	222	188	749

Vacation Exchange and Rentals
Exchange Revenues	188	162	157	153	660	194	168	161	150	673
Rental Revenues	159	170	248	125	702	150	180	260	125	715
Ancillary Revenues (d)	14	16	15	15	60	12	13	15	16	56
Total Vacation Exchange and Rentals	361	348	420	293	1,422	356	361	436	291	1,444

Vacation Ownership
Vacation Ownership Interest Sales	271	342	373	337	1,323	222	313	320	295	1,150
Consumer Financing	103	102	106	110	421	102	103	105	105	415
Property Management Fees	110	108	117	125	460	110	108	105	101	424
WAAM Fee-for-Service Commissions	12	11	4	6	33	10	11	23	21	65
Ancillary Revenues (e)	5	7	8	12	32	6	6	6	5	23
Total Vacation Ownership	501	570	608	590	2,269	450	541	559	527	2,077
Total Reportable Segments	$1,047	$1,151	$1,277	$1,106	$4,581	$955	$1,092	$1,217	$1,006	$4,270

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During 2014, such amounts include reimbursable revenues of $2 million in each of Q1, Q2 and Q3 and $1 million in Q4 which were charged to the Company's vacation ownership business and were eliminated in consolidation. During 2013, such amounts include reimbursable revenues of $1 million, $3 million and $2 million, in Q2, Q3 and Q4 respectively, which were charged to the Company's vacation ownership business and were eliminated in consolidation.
(c)	Primarily includes additional services provided to franchisees.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.
(f)	During 2011, $3 million, $1 million and $2 million of intersegment trademark fees were recorded as a reduction of expenses in Q1, Q2 and Q3, respectively. As such, total intersegment trademark fees for 2011 were $16 million.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Securitized vacation ownership debt (a)
Term notes	$1,962	$1,670	$1,600	$1,823	$1,648
Bank conduit facility (b)	203	271	291	156	262
Total securitized vacation ownership debt (c)	2,165	1,941	1,891	1,979	1,910
Less: Current portion of securitized vacation ownership debt	214	192	187	192	184
Long-term securitized vacation ownership debt	$1,951	$1,749	$1,704	$1,787	$1,726

Debt:
Revolving credit facility (due July 2018) (d)	$25	$18	$16	$10	$23
Commercial paper (e)	189	237	107	184	210
$315 million 6.00% senior unsecured notes (due December 2016)(f)	317	317	318	318	318
$300 million 2.95% senior unsecured notes (due March 2017)	299	299	299	299	298
$14 million 5.75% senior unsecured notes (due February 2018)	14	14	14	14	14
$450 million 2.50% senior unsecured notes (due March 2018)	448	448	448	447	447
$40 million 7.375% senior unsecured notes (due March 2020)	40	40	40	40	40
$250 million 5.625% senior unsecured notes (due March 2021)	247	247	246	246	246
$650 million 4.25% senior unsecured notes (due March 2022) (g)	648	646	646	645	643
$400 million 3.90% senior unsecured notes (due March 2023) (h)	410	401	403	395	387
Capital leases	170	175	186	188	191
Other	81	80	99	100	114
Total long-term debt	2,888	2,922	2,822	2,886	2,931
Less: Current portion of long-term debt	47	49	50	52	49
Long-term debt	$2,841	$2,873	$2,772	$2,834	$2,882

(a)	The Company's vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities ("SPEs") that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2016 and borrowing capacity of $650 million. As of December 31, 2014, this facility had a remaining borrowing capacity of $447 million.
(c)	This debt is collateralized by $2,629 million, $2,326 million, $2,287 million, $2,328 million and $2,314 million of underlying vacation ownership contract receivables and related assets as of December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, respectively.
(d)	Represents a $1.5 billion revolving credit facility that expires in July 2018. As of December 31, 2014, the Company had $2 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $189 million, the remaining borrowing capacity was $1.3 billion as of December 31, 2014.
(e)	Represents commercial paper programs of $1.25 billion with a remaining borrowing capacity of $1.1 billion, as of December 31, 2014.
(f)	Includes unamortized gains from the settlement of a derivative in the amount of $2 million as of December 31, 2014 and September 30, 2014, respectively, and $3 million as of June 30, 2014, March 31, 2014 and December 31, 2013, respectively.
(g)	Includes a $3 million increase and $2 million decrease in the carrying value resulting from a fair value hedge derivative as of December 31, 2014 and December 31, 2013, respectively.
(h)	Includes a $13 million increase and $10 million decrease in the carrying value resulting from a fair value hedge derivative as of December 31, 2014 and December 31, 2013, respectively.

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended December 31, 2014
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	195	43,865	58.0%	$116.50	$67.53

TRYP by Wyndham	119	16,965	59.5%	$84.73	$50.44

Wingate by Wyndham	153	13,923	58.2%	$84.83	$49.35

Hawthorn Suites by Wyndham	97	9,620	63.1%	$75.65	$47.72

Ramada	837	115,923	51.1%	$78.04	$39.86

Baymont	369	29,727	47.1%	$64.64	$30.42

Days Inn	1,794	145,078	45.7%	$63.86	$29.18

Super 8	2,510	160,847	53.8%	$48.07	$25.85

Howard Johnson	429	45,919	46.7%	$62.82	$29.34

Travelodge	421	30,989	45.0%	$63.71	$28.68

Microtel Inns & Suites by Wyndham	323	23,138	56.1%	$67.28	$37.74

Knights Inn	398	24,832	42.1%	$45.61	$19.19

Total Lodging	7,645	660,826	50.6%	$67.27	$34.06

Vacation Ownership
Wyndham Vacation Ownership resorts	203	23,644	N/A	N/A	N/A

Total Wyndham Worldwide	7,848	684,470

	As of and For the Three Months Ended December 31, 2013
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	170	37,569	54.5%	$120.69	$65.76

TRYP by Wyndham	113	16,216	57.4%	$97.16	$55.74

Wingate by Wyndham	159	14,559	56.0%	$83.38	$46.66

Hawthorn Suites by Wyndham	91	8,933	59.2%	$69.39	$41.10

Ramada	834	115,394	50.9%	$80.82	$41.13

Baymont	329	27,108	46.0%	$62.11	$28.60

Days Inn	1,817	146,959	44.3%	$62.20	$27.54

Super 8	2,391	152,648	52.2%	$49.36	$25.77

Howard Johnson	449	46,777	45.8%	$59.86	$27.39

Travelodge	432	32,012	44.2%	$63.13	$27.91

Microtel Inns & Suites by Wyndham	312	22,304	53.7%	$63.53	$34.11

Knights Inn	380	23,325	40.0%	$43.43	$17.37

Dream	5	989	74.6%	$249.45	$186.05

Night	3	630	63.3%	$172.81	$109.40

Total Lodging	7,485	645,423	49.1%	$67.36	$33.07

Vacation Ownership
Wyndham Vacation Ownership resorts	191	23,506	N/A	N/A	N/A

Total Wyndham Worldwide	7,676	668,929

NOTE: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Year Ended December 31, 2014
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	195	43,865	61.8%	$115.17	$71.14

TRYP by Wyndham	119	16,965	61.9%	$90.45	$55.97

Wingate by Wyndham	153	13,923	63.6%	$86.61	$55.05

Hawthorn Suites by Wyndham	97	9,620	65.5%	$76.59	$50.19

Ramada	837	115,923	54.2%	$79.70	$43.22

Baymont	369	29,727	52.5%	$65.75	$34.51

Days Inn	1,794	145,078	51.0%	$65.68	$33.48

Super 8	2,510	160,847	57.2%	$50.86	$29.09

Howard Johnson	429	45,919	48.8%	$63.46	$30.96

Travelodge	421	30,989	51.1%	$67.75	$34.62

Microtel Inns & Suites by Wyndham	323	23,138	59.8%	$67.26	$40.23

Knights Inn	398	24,832	44.9%	$46.67	$20.94

Total Lodging	7,645	660,826	54.5%	$68.94	$37.57

Vacation Ownership
Wyndham Vacation Ownership resorts	203	23,644	N/A	N/A	N/A

Total Wyndham Worldwide	7,848	684,470

	As of and For the Year Ended December 31, 2013
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	170	37,569	58.6%	$117.27	$68.74

TRYP by Wyndham	113	16,216	60.5%	$96.09	$58.16

Wingate by Wyndham	159	14,559	60.9%	$85.11	$51.82

Hawthorn Suites by Wyndham	91	8,933	62.6%	$71.46	$44.71

Ramada	834	115,394	53.0%	$80.19	$42.50

Baymont	329	27,108	51.3%	$63.14	$32.40

Days Inn	1,817	146,959	48.8%	$64.34	$31.42

Super 8	2,391	152,648	56.3%	$52.33	$29.45

Howard Johnson	449	46,777	47.7%	$62.06	$29.58

Travelodge	432	32,012	49.5%	$67.10	$33.23

Microtel Inns & Suites by Wyndham	312	22,304	57.6%	$64.42	$37.10

Knights Inn	380	23,325	42.0%	$45.04	$18.92

Dream	5	989	71.8%	$229.77	$164.88

Night	3	630	62.4%	$152.65	$95.18

Total Lodging	7,485	645,423	52.7%	$68.27	$36.00

Vacation Ownership
Wyndham Vacation Ownership resorts	191	23,506	N/A	N/A	N/A

Total Wyndham Worldwide	7,676	668,929

NOTE: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Executive Departure Costs	Venezuela Currency Devaluation (b)	VAT Adjustment (c)	Restructuring Costs (d)	Loss on Sale and Asset Impairments (e)	Legacy Adjustments (f)	Adjusted EBITDA
Three months ended March 31, 2014
Lodging	$237	$64	$4	$-	$-	$-	$-	$-	$68
Vacation Exchange and Rentals	379	85	-	10	-	-	-	-	95
Vacation Ownership	593	115	-	-	-	-	-	-	115
Total Reportable Segments	1,209	264	4	10	-	-	-	-	278
Corporate and Other (a)	(16)	(34)	-	-	-	-	-	-	(34)
Total Company	$1,193	$230	$4	$10	$-	$-	$-	$-	$244

Three months ended June 30, 2014
Lodging	$283	$87	$-	$-	$-	$-	$-	$-	$87
Vacation Exchange and Rentals	402	89	-	-	(2)	-	-	-	87
Vacation Ownership	673	185	-	-	-	-	-	-	185
Total Reportable Segments	1,358	361	-	-	(2)	-	-	-	359
Corporate and Other (a)	(15)	(35)	-	-	-	-	-	-	(35)
Total Company	$1,343	$326	$-	$-	$(2)	$-	$-	$-	$324

Three months ended September 30, 2014
Lodging	$315	$100	$-	$-	$-	$(1)	$8	$-	$107
Vacation Exchange and Rentals	512	159	-	-	-	-	-	-	159
Vacation Ownership	704	188	-	-	-	-	-	-	188
Total Reportable Segments	1,531	447	-	-	-	(1)	8	-	454
Corporate and Other (a)	(17)	(36)	-	-	-	-	-	-	(36)
Total Company	$1,514	$411	$-	$-	$-	$(1)	$8	$-	$418

Three months ended December 31, 2014
Lodging	$267	$77	$-	$-	$-	$2	$-	$-	$79
Vacation Exchange and Rentals	311	2	-	-	-	10	27	-	39
Vacation Ownership	668	172	-	-	-	-	-	-	172
Total Reportable Segments	1,246	251	-	-	-	12	27	-	290
Corporate and Other (a)	(15)	(36)	-	-	-	-	-	(2)	(38)
Total Company	$1,231	$215	$-	$-	$-	$12	$27	$(2)	$252

Twelve months ended December 31, 2014
Lodging	$1,101	$327	$4	$-	$-	$1	$8	$-	$340
Vacation Exchange and Rentals	1,604	335	-	10	(2)	10	27	-	380
Vacation Ownership	2,638	660	-	-	-	-	-	-	660
Total Reportable Segments	5,343	1,322	4	10	(2)	11	35	-	1,380
Corporate and Other (a)	(62)	(141)	-	-	-	-	-	(1)	(142)
Total Company	$5,281	$1,181	$4	$10	$(2)	$11	$35	$(1)	$1,238

Note: The sum of the quarters may not agree to the twelve months ended December 31, 2014 due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Represents the devaluation of the official exchange rate of Venezuela.
(c)	Reversal of a reserve for value-added taxes.
(d)	Relates to (i) the reversal of a portion of a restructuring reserve established during the fourth quarter of 2013 and (ii) costs incurred as a result of various organizational realignment initiatives by the Company.
(e)	Relates to (i) a loss on the sale of a business and a write-down of an equity investment at the Company's vacation exchange and rentals business and (ii) a write-down of an investment in a joint venture at the Company's lodging business.
(f)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

Table 7

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Acquisition Costs (c)	Restructuring Costs (d)	Asset Impairment (e)	Adjusted EBITDA
Three months ended March 31, 2013
Lodging	$222	$58	$-	$-	$-	$-	$58
Vacation Exchange and Rentals	374	94	-	-	-	-	94
Vacation Ownership	549	111	-	2	-	-	113
Total Reportable Segments	1,145	263	-	2	-	-	265
Corporate and Other (a)	(12)	(29)	-	-	-	-	(29)
Total Company	$1,133	$234	$-	$2	$-	$-	$236

Three months ended June 30, 2013
Lodging	$262	$78	$-	$-	$-	$-	$78
Vacation Exchange and Rentals	376	85	-	-	-	-	85
Vacation Ownership	630	161	-	-	-	-	161
Total Reportable Segments	1,268	324	-	-	-	-	324
Corporate and Other (a)	(15)	(27)	-	-	-	-	(27)
Total Company	$1,253	$297	$-	$-	$-	$-	$297

Three months ended September 30, 2013
Lodging	$297	$95	$-	$-	$-	$-	$95
Vacation Exchange and Rentals	470	141	-	-	-	-	141
Vacation Ownership	677	176	-	-	-	-	176
Total Reportable Segments	1,444	412	-	-	-	-	412
Corporate and Other (a)	(17)	(33)	(1)	-	-	-	(34)
Total Company	$1,427	$379	$(1)	$-	$-	$-	$378

Three months ended December 31, 2013
Lodging	$245	$47	$-	$-	$9	$8	$64
Vacation Exchange and Rentals	305	36	-	-	-	-	36
Vacation Ownership	658	172	-	-	-	-	172
Total Reportable Segments	1,208	255	-	-	9	8	272
Corporate and Other (a)	(13)	(33)	-	-	-	-	(33)
Total Company	$1,195	$222	$-	$-	$9	$8	$239

Twelve months ended December 31, 2013
Lodging	$1,027	$279	$-	$-	$9	$8	$296
Vacation Exchange and Rentals	1,526	356	-	-	-	-	356
Vacation Ownership	2,515	619	-	2	-	-	621
Total Reportable Segments	5,068	1,254	-	2	9	8	1,273
Corporate and Other (a)	(59)	(122)	1	-	-	-	(121)
Total Company	$5,009	$1,132	$1	$2	$9	$8	$1,152

Note: The sum of the quarters may not agree to the twelve months ended December 31, 2013 due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to a net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from the Company's separation from Cendant.
(c)	Relates to costs incurred in connection with the acquisition of Midtown 45, a NYC property (January 2013).
(d)	Relates to costs incurred as a result of an organizational realignment initiative.
(e)	Relates primarily to a non-cash impairment charge from a partial write-down of the Hawthorn trademark.

Table 8

(1 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended December 31, 2014
	As Reported	Legacy Adjustments (a)			Restructuring Costs (c)		Loss on Sale and Asset Impairment (d)		As Adjusted non-GAAP
Net revenues
Service and membership fees	$508	$			$		$		$508
Vacation ownership interest sales	385								385
Franchise fees	151								151
Consumer financing	108								108
Other	79								79
Net revenues	1,231		-			-		-	1,231

Expenses
Operating	542								542
Cost of vacation ownership interests	42								42
Consumer financing interest	18								18
Marketing and reservation	188								188
General and administrative	189		2						191
Loss on sale and asset impairment	27							(27)	-
Restructuring	12					(12)			-
Depreciation and amortization	58								58
Total expenses	1,076		2			(12)		(27)	1,039

Operating income	155		(2)			12		27	192
Other income, net	(2)								(2)
Interest expense	29								29
Interest income	(4)								(4)

Income before income taxes	132		(2)			12		27	169
Provision for income taxes	51		(1	)(b)		4 (b)		3 (b)	57

Net income attributable to Wyndham shareholders	$81		$(1)			$8		$24	$112

Earnings per share
Basic	$0.66		$(0.01)			$0.07		$0.20	$0.91
Diluted	0.65		(0.01)			0.06		0.20	0.90

Weighted average shares outstanding
Basic	122		122			122		122	122
Diluted	124		124			124		124	124

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note:	EPS amounts may not add due to rounding.
(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Relates to the tax effect of the adjustment.
(c)	Relates to costs incurred as a result of organizational realignment initiatives at the Company's lodging and vacation exchange and rentals businesses.
(d)	Relates to a loss on the sale of a business and a write-down of an equity investment at the Company's vacation exchange and rentals business.

Table 8

(2 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Twelve Months Ended December 31, 2014
	As Reported	Executive Departure Costs (a)		Venezuela Currency Devaluation (c)		Legacy Adjustments (d)		VAT Adjustment (f)			Restructuring Costs (g)		Loss on Sale and Asset Impairments (h)		As Adjusted non-GAAP
Net revenues
Service and membership fees	$2,431	$		$		$		$			$		$		$2,431
Vacation ownership interest sales	1,485														1,485
Franchise fees	632														632
Consumer financing	427														427
Other	306														306
Net revenues	5,281		-		-		-		-			-		-	5,281

Expenses
Operating	2,262				(10)										2,252
Cost of vacation ownership interests	171														171
Consumer financing interest	71														71
Marketing and reservation	802														802
General and administrative	755		(4)				1		2						754
Loss on sale and asset impairments	35													(35)	-
Restructuring	11											(11)			-
Depreciation and amortization	233														233
Total expenses	4,340		(4)		(10)		1		2			(11)		(35)	4,283

Operating income	941		4		10		(1)		(2)			11		35	998
Other income, net	(7)														(7)
Interest expense	113								2						115
Interest income	(10)														(10)

Income before income taxes	845		4		10		(1)		(4)			11		35	900
Provision for income taxes	316		1 (b)		1 (b)		1 (e)		(2	)(b)		4 (b)		6 (b)	327

Net income	529		3		9		(2)		(2)			7		29	573
Net income attributable to noncontrolling interest	-		-		-		-		-			-		-	-

Net income attributable to Wyndham shareholders	$529		$3		$9		$(2)		$(2)			$7		$29	$573

Earnings per share
Basic	$4.22		$0.02		$0.07		$(0.01)		$(0.02)			$0.06		$0.23	$4.57
Diluted	4.18		0.02		0.07		(0.01)		(0.02)			0.06		0.23	4.53

Weighted average shares outstanding
Basic	125		125		125		125		125			125		125	125
Diluted	127		127		127		127		127			127		127	127

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Related to costs associated with an executive's departure at the Company's lodging business.
(b)	Relates to the tax effect of the adjustment.
(c)	Represents the devaluation of the official exchange rate of Venezuela at the Company's vacation exchange and rentals business.
(d)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(e)	Relates to the reversal of a state tax accrual.
(f)	Relates to the reversal of a reserve for value-added taxes at the Company's vacation exchange and rentals business.
(g)	Relates to (i) costs incurred as a result of organizational realignment initiatives at the Company's lodging and vacation exchange and rentals businesses, partially offset by (ii) the reversal of a portion of a restructuring reserve of $1 million established during the fourth quarter of 2013.
(h)	Relates to (i) a loss on the sale of a business and a write-down of an equity investment at the Company's vacation exchange and rentals business and (ii) a write-down of an investment in a joint venture at the Company's lodging business.

Table 8

(3 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended December 31, 2013
	As Reported	Restructuring Costs (a)		Asset Impairment (b)		As Adjusted non-GAAP
Net revenues
Service fees and membership	$496	$		$		$496
Vacation ownership interest sales	384					384
Franchise fees	139					139
Consumer financing	108					108
Other	68					68
Net revenues	1,195		-		-	1,195

Expenses
Operating	517					517
Cost of vacation ownership interests	48					48
Consumer financing interest	18					18
Marketing and reservation	180					180
General and administrative	193					193
Loss on sale and asset impairments	8				(8)	-
Restructuring	9		(9)			-
Depreciation and amortization	56					56
Total expenses	1,029		(9)		(8)	1,012

Operating income	166		9		8	183
Interest expense	34					34
Interest income	(2)					(2)

Income before income taxes	134		9		8	151
Provision for income taxes	48		4 (c)		3 (c)	55

Net income attributable to Wyndham shareholders	$86		$5		$5	$96

Earnings per share
Basic	$0.66		$0.04		0.04	$0.74
Diluted	0.65		0.04		0.04	0.73

Weighted average shares outstanding
Basic	129		129		129	129
Diluted	131		131		131	131

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

(a)	Relates to costs incurred as a result of an organizational realignment initiative at the Company's lodging business.
(b)	Relates primarly to a non-cash impairment charge from a partial write-down of the Hawthorn trademark at the Company's lodging business.
(c)	Relates to the tax effect of the adjustment.

Table 8

(4 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Twelve Months Ended December 31, 2013
	As Reported	Legacy Adjustments (a)			Acquisition Costs (c)		Early Extinguishment of Debt (e)			Restructuring Costs (f)		Asset Impairment (g)		As Adjusted non-GAAP
Net revenues
Service fees and membership	$2,329	$			$		$			$		$		$2,329
Vacation ownership interest sales	1,379													1,379
Franchise fees	599													599
Consumer financing	426													426
Other	276													276
Net revenues	5,009		-			-		-			-		-	5,009

Expenses
Operating	2,161					(2)								2,159
Cost of vacation ownership interests	155													155
Consumer financing interest	78													78
Marketing and reservation	751													751
General and administrative	720		(1)											719
Loss on sale and asset impairments	8												(8)	-
Restructuring	10										(9)			1
Depreciation and amortization	216													216
Total expenses	4,099		(1)			(2)		-			(9)		(8)	4,079

Operating income	910		1			2		-			9		8	930
Other income, net	(6)													(6)
Interest expense	131													131
Early extinguishment of debt	111							(111)						-
Interest income	(9)													(9)

Income before income taxes	683		1			2		111			9		8	814
Provision for income taxes	250		(2	)(b)		1 (d)		42	(d)		4 (d)		3 (d)	298

Net income	433		3			1		69			5		5	516
Net loss attributable to noncontrolling interest	(1)		-			-		-			-		-	(1)

Net income attributable to Wyndham shareholders	$432		$3			$1		$69			$5		$5	$515

Earnings per share
Basic	$3.25		$0.02			$0.01		$0.51			$0.04		$0.04	$3.87
Diluted	3.21		0.02			0.01		0.51			0.04		0.04	3.83

Weighted average shares outstanding
Basic	133		133			133		133			133		133	133
Diluted	135		135			135		135			135		135	135

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilites and assets resulting from our separation from Cendant.
(b)	Relates to a state tax accrual for legacy tax matters.
(c)	Relates to the costs incurred in connection with the acquisition of Midtown 45, a NYC property (January 2013) at the Company's vacation ownership business.
(d)	Relates to the tax effect of the adjustment.
(e)	Represents costs incurred for the early repurchase of a portion of the Company's 7.375%, 5.75% and 6.00% senior unsecured notes and the remaining portion of the 9.875% senior unsecured notes.
(f)	Relates to costs incurred as a result of an organizational realignment initiative at the Company's lodging business.
(g)	Relates primarily to a non-cash impairment charge from a partial write-down of the Hawthorn trademark at the Company's lodging business.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

We define free cash flow to be net cash provided by operating activities less property and equipment additions which we also refer to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Twelve Months Ended December 31,
	2014	2013

Net cash provided by operating activities	$984	$1,008
Less: Property and equipment additions	(235)	(238)
Free cash flow	$749	$770

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 4):

Year
2014	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales (a)	$410	$496	$513	$470	$1,889
Less: Sales under WAAM Fee-for-Service	(44)	(40)	(27)	(21)	(132)
Gross VOI sales, net of WAAM Fee-for-Service sales	366	456	486	449	1,757
Less: Loan loss provision	(60)	(70)	(70)	(60)	(260)
Less: Impact of percentage-of-completion accounting	(3)	(4)	(1)	(4)	(12)
Vacation ownership interest sales (a)	$303	$382	$415	$385	$1,485

2013

Gross VOI sales (a)	$384	$481	$536	$488	$1,889
Less: Sales under WAAM Fee-for-Service	(36)	(44)	(51)	(29)	(160)
Gross VOI sales, net of WAAM Fee-for-Service sales	347	437	486	459	1,729
Less: Loan loss provision	(84)	(90)	(102)	(73)	(349)
Less: Impact of percentage of completion accounting	-	-	-	(1)	(1)
Vacation ownership interest sales (a)	$263	$347	$384	$384	$1,379

2012

Gross VOI sales (a)	$384	$460	$502	$435	$1,781
Less: Sales under WAAM Fee-for-Service	(17)	(18)	(5)	(10)	(49)
Gross VOI sales, net of WAAM Fee-for-Service sales	367	442	497	426	1,732
Less: Loan loss provision	(96)	(100)	(124)	(89)	(409)
Vacation ownership interest sales (a)	$271	$342	$373	$337	$1,323

2011

Gross VOI sales	$319	$412	$455	$409	$1,595
Less: Sales under WAAM Fee-for-Service	(18)	(19)	(38)	(31)	(106)
Gross VOI sales, net of WAAM Fee-for-Service sales	302	393	417	378	1,489
Less: Loan loss provision	(79)	(80)	(96)	(83)	(339)
Vacation ownership interest sales	$222	$313	$320	$295	$1,150

Note: Amounts may not add due to rounding.

(a) Includes VOI sales under WAAM Just-in-Time beginning in the second quarter of 2012.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2014	$25	$21	$27	$24	$97
2013	$24	$18	$22	$25	$89
2012	$27	$20	$22	$28	$97
2011	$18	$18	$21	$11	$68